EXHIBIT 99.1

[AHM LOGO]



FOR IMMEDIATE RELEASE

                American Home Mortgage Investment Corp. Sees Only
                   a Small Profit for the Fourth Quarter 2005

MELVILLE, NY - January 12, 2006 - American Home Mortgage Investment Corp. announced today that it now expects only a small profit in the fourth quarter 2005. As a result, the Company believes its adjusted earnings for the full year 2005 will fall below its previously issued guidance of between $4.60 and $4.80 per diluted share. The Company also expects other comprehensive loss in the fourth quarter of approximately $28 million. Toward the end of the fourth quarter, American Home was adversely affected by a rapid reduction in the value of its mortgage loans held for sale and its investment portfolio due to changing market conditions. Specifically, the Company was affected by a widening of the yield differential between LIBOR and both mortgages and junior mortgage securities that was unusually severe, and for which the Company does not hedge.

As a result of the changing market conditions the Company achieved lower than expected prices for the loan production it sold at quarter-end. This production consisted of loans with interest rates that had been set prior to the change in market conditions. In addition, at quarter-end the Company chose not to sell a portion of the loans it had originated for sale due to the low prices being offered by loan buyers, and instead carried these loans into the first quarter. During the quarter, the Company sold approximately $11.0 billion of loans compared to previously anticipated sales of $11.8 billion. Finally, the fourth quarter market changes affected the value of the Company's permanent assets and its loans held for sale, which resulted in the recognition of a liability under Statement of Accounting Standards No. 133 and a corresponding expense.

The Company does not expect that the market changes which affected its fourth quarter results will continue to impact its results during the first quarter 2006. The principal reason is that the Company continually resets the prices it charges borrowers to reflect secondary market conditions, and loans being closed at this time generally have interest rates and points reflective of today's relationship between the yields on mortgages compared to LIBOR. In addition, it appears that the rapid change in the relationship between LIBOR and the yields on mortgages and junior mortgage securities that occurred during the fourth quarter is beginning to retrace toward a more typical range.

Michael Strauss, American Home's Chairman and Chief Executive Officer, commented, "During December the secondary mortgage market became one-sided, with very few buyers being offered a large amount of product. Most buyers moved to the sidelines to wait out the holidays, and significant discounts to what had been standard pricing a few weeks earlier were necessary to sell loans, driving yields sharply higher. I believe market conditions at the end of the fourth quarter were, in part, an anomaly, and that equilibrium is returning to the market as we move into January."

Other Key Results Appear to be In-Line or Above Internal Projections

American Home Mortgage expects that, for the fourth quarter 2005, it will report record adjusted net interest income, as a result of sharply higher net interest income from the Company's investment portfolio. Also during the quarter, the Company's loan production reached $13.6 billion which, based on Freddie Mac's estimate for fourth quarter national originations, equates to a record market share for the Company of approximately 1.9%. Finally, during the fourth quarter the Company continued to build its investment portfolio through the retention of self-originated loans carried at their cost. During the quarter, the Company added approximately $2 billion of such loans to its investment portfolio, which are expected to increase net interest income in future periods. The unrecognized gain on these loans is expected to exceed the other comprehensive loss suffered by the Company in the fourth quarter.

Dividends Policy and 2006 Earnings Guidance Reaffirmed

American Home is maintaining its dividend policy of per common share dividends equal to $0.91 per quarter or $3.64 on an annualized basis. American Home is also reaffirming its 2006 earnings guidance of $4.85 to $5.15 per diluted share with lower earnings expected in the first quarter, and higher earnings expected in the second and third quarters. The dividend policy and earnings guidance are being reaffirmed because the Company does not expect further material widening of the spread differential between LIBOR and mortgages and junior mortgage securities. The Company's experience over its history has been that typically spread widening or contracting occurs in a narrow range that does not significantly affect the Company's results. It is important to note that the dividend policy is subject to ongoing review by the Company's Board of Directors and the Board may, when it deems doing so is advisable, lower or eliminate the dividend without prior notice.

Conference Call Scheduled for Today at 1:00 p.m.

American Home has scheduled a conference call today, January 12, 2006, at 1:00 p.m. EST. A live webcast will be available on the Company's website, www.americanhm.com. A replay of the online broadcast will be available on the site through January 26, 2006.

Earnings Release Information

The Company expects to report complete financial results for the fourth quarter and year ended December 31, 2005 on Thursday, January 26, 2006 before the market opens. It will also conduct a conference call and webcast on January 26, 2006 at 10:30 a.m. EST to discuss the earnings release.

About American Home Mortgage

American Home Mortgage Investment Corp. is a mortgage real estate investment trust (REIT) focused on earning net interest income from self-originated mortgage-backed securities, and through its taxable subsidiaries, from originating and servicing mortgage loans for institutional investors. Mortgages are originated through a network of loan production offices as well as through mortgage brokers and correspondents and are serviced at the Company's Irving, Texas servicing center. For additional information, please visit the Company's website at www.americanhm.com.

This news release contains "forward-looking statements" that are based upon expectations, estimates, forecasts, projections and assumptions. Any statement in this news release that is not a statement of historical fact, including, but not limited to, earnings guidance and forecasts, projections of financial results and loan origination volume, expected future financial position, dividend plans or business strategy, and any other statements of plans, expectations, objectives, estimates and beliefs, is a forward-looking statement. Words such as "look forward," "will," "anticipate," "may," "expect," "plan," "believe," "intend," "opportunity," "potential," and similar words, or the negatives of those words, are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict, and are not guarantees of future performance. As a result, actual future events may differ materially from any future results, performance or achievements expressed in or implied by this news release. Specific factors that might cause such a difference include, but are not limited to: American Home's limited operating history with respect to its portfolio strategy; the potential fluctuations in American Home's operating results; American Home's potential need for additional capital; the direction of interest rates and their subsequent effect on the business of American Home and its subsidiaries; risks associated with the use of leverage; changes in federal and state tax laws affecting REITs; federal and state regulation of mortgage banking; and those risks and uncertainties discussed in filings made by American Home with the Securities and Exchange Commission. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from expectations. American Home does not assume any responsibility, and expressly disclaims any responsibility, to issue updates to any forward-looking statements discussed in this news release, whether as a result of new information, future events or otherwise.


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CONTACT:

Mary M. Feder
Vice President, Investor Relations
(631) 622-6469
mary.feder@americanhm.com